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                                     PROXY                          EXHIBIT 99.1
                                REVOCABLE PROXY
                          LEADER FINANCIAL CORPORATION
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                        SPECIAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 26, 1996
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The undersigned hereby appoints Edgar H. Bailey, Kirk P. Bailey and Ronald W.
Stimpson, or any one or more of them, with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of Leader Financial Corporation ("Leader") which the undersigned is entitled to vote at a Special Meeting of Shareholders ("Meeting"), to be held at the Dixon Gallery & Gardens, 4339 Park Avenue, Memphis, Tennessee, on Thursday, September 26, 1996, at 10:00 a.m., Central Daylight Time and at any and all adjournments thereof, as follows:

1. The approval of the Agreement and Plan of Merger dated as of March 8, 1996 between Union Planters Corporation ("UPC") and Leader, including a related Plan of Merger and Supplemental Letter (collectively, the "Merger Agreement") and the acquisition by UPC of Leader pursuant thereto

                / /  FOR        / /  AGAINST        / /  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION.
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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. IF ANY OTHER BUSINESS SHOULD BE PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of Leader at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

    The undersigned acknowledges receipt from Leader prior to the execution of this proxy, a notice of the Meeting, and a Joint Proxy Statement/Prospectus dated August 8, 1996.

Dated:
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                                                  PRINT NAME OF SHAREHOLDER

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                                                   SIGNATURE OF SHAREHOLDER

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                                                  PRINT NAME OF SHAREHOLDER

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                                                   SIGNATURE OF SHAREHOLDER

Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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